Filed pursuant to Rule 424(b)(3)

File No. 333-162717

UNITED STATES GASOLINE FUND, LP

Supplement dated June 22, 2011

to

Prospectus dated July 27, 2010

This supplement contains information, which amends, supplements or modifies certain information contained in the Prospectus of United States Gasoline Fund, LP dated July 27, 2010. Please read it and keep it with your Prospectus for future reference.

The General Partner is making certain changes to the fees paid by Authorized Purchasers in connection with the creation of Creation Baskets and the redemption of Redemption Baskets. Such fee changes are effective July 1, 2011 and will continue in effect until the period ended December 31, 2011.

Cover Page

The third sentence of the second paragraph is amended as follows:

Authorized purchasers will pay a transaction fee of $350 for each order placed to create one or more baskets.

Breakeven Analysis (pages 6-7)

This supplement replaces the breakeven analysis table and related footnotes with the following:

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical investment in a single unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price per unit of $50.58, which equals the net asset value per unit on May 31, 2011. This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$50.58
Management Fee (0.60%)[1]	$0.30
Creation Basket Fee[2]	$(0.01)
Estimated Brokerage Fee (0.97%)[3]	$0.05
Interest Income (0.02%)[4]	$(0.01)
Independent Directors and Officers’ Fees[5]	$0.01
Fees and expenses associated with tax accounting and reporting[6]	$0.10
NYMEX Licensing Fee[7]	$0.02
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.46
Percentage of initial selling price per unit	0.91%

[1]	UGA is contractually obligated to pay the General Partner a management fee based on the daily net assets and paid monthly of 0.60% per annum on average net assets.
[2]

Authorized Purchasers are required to pay a Creation or Redemption Basket fee of $350 for each order they place to create or redeem one or more baskets. An order must be at least one basket, which are 100,000 units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $.01 ($350/100,000).

[3]	This amount is based on the actual brokerage fees for UGA calculated on an annualized basis.
[4]

UGA earns interest on funds it deposits with the futures commission merchant and the custodian and it estimates that the interest rate will be 0.06% based on the current interest rate on three-month Treasury Bills as of May 31, 2011. The actual rate may vary.

[5]

The foregoing assumes that the assets of UGA are aggregated with those of USOF, US12OF, USNG, USHO, USSO, US12NG and USBO, that the aggregate fees paid to the independent directors was $1,107,139, that the allocable portion of the fees borne by UGA equals $15,802 and that UGA has $141,612,619 in assets which is the amount of assets as of May 31, 2011.

[6]

UGA assumed the aggregate costs attributable to tax accounting and reporting for 2010 was $280,000. The number in the breakeven table assumes UGA has $141,612,619 in assets which is the amount of assets as of May 31, 2011.

[7]	Assuming the aggregate assets of UGA and the Related Public Funds are $1,000,000,000 or less, the NYMEX licensing fee is expected to be 0.04%.

The Offering – Creation and Redemption (page 8)

The Creation and Redemption provision under the entry “The Offering” is deleted and replaced with the following:

Authorized Purchasers pay a $350.00 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of units. The per unit price of units offered in Creation Baskets on any particular day is the total NAV of UGA calculated shortly after the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding units.

Creation and Redemption of Units (page 73)

The second paragraph under the heading “Creation and Redemption of Units” is deleted and replaced with the following:

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the General Partner. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by UGA, without the consent of any limited partner or unitholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $350 to UGA for each order they place to create or redeem one or more baskets. Authorized Purchasers who make deposits with UGA in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either UGA or the General Partner, and no such person will have any obligation or responsibility to the General Partner or UGA to effect any sale or resale of units.

Creation and Redemption Transaction Fee (page 76)

The “Creation and Redemption Transaction Fee” is deleted and replaced with the following:

Creation and Redemption Transaction Fee

To compensate UGA for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to UGA of $350 per order to create or redeem baskets. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by the General Partner. The General Partner shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until 30 days after the date of the notice.

The General Partner is also making updates to the “Prior Performance of the General Partner and its Affiliates” section effective as of the date of this prospectus supplement.

Prior Performance of the General Partner and Affiliates (pages 36-52)

This supplement replaces the prior performance of the General Partner and Affiliates with the following:

Prior Performance of the General Partner and Affiliates

UGA is a commodity pool and issues units traded on the NYSE Arca. The investment objective of UGA is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms in the spot price of unleaded gasoline for delivery to the New York harbor, as measured by the changes in the price of the futures contract on gasoline traded on the NYMEX, less UGA’s expenses. UGA’s units began trading on February 26, 2008 and are offered on a continuous basis. UGA may invest in a mixture of listed gasoline futures contracts, other non-listed gasoline related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by UGA from its authorized purchasers was $252,191,077; the total number of authorized purchasers of UGA was 12; the number of baskets purchased by authorized purchasers of UGA was 71; the number of baskets redeemed by authorized purchasers of UGA was 43; and the aggregate amount of units purchased was 7,100,000.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to May 31, 2011, the simple average daily change in its benchmark futures contract was 0.042%, while the simple average daily change in the NAV of UGA over the same time period was 0.040%. The average daily difference was -0.002% (or -0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.524%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The General Partner is also currently the general partner of USOF, USHO, US12OF, USNG, USSO, US12NG and USBO and the sponsor of USCI. Each of the General Partner and the Related Public Funds is located in California.

USHO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USHO is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of heating oil for delivery to the New York harbor, as measured by the changes in the price of the futures contract on heating oil traded on the NYMEX, less USHO’s expenses. USHO’s units began trading on April 9, 2008 and are offered on a continuous basis. USHO may invest in a mixture of listed heating oil futures contracts, other non-listed heating oil-related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by USHO from its Authorized Purchasers was $30,497,990; the total number of Authorized Purchasers of USHO was 11; the number of baskets purchased by Authorized Purchasers of USHO was 9; the number of baskets redeemed by Authorized Purchasers of USHO was 7; and the aggregate amount of units purchased was 900,000.

Since the commencement of the offering of USHO units to the public on April 9, 2008 to May 31, 2011, the simple average daily change in its Benchmark Futures Contract was -0.013%, while the simple average daily change in the NAV of USHO over the same time period was -0.014%. The average daily difference was -0.001% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Futures Contract, the average error in daily tracking by the NAV -0.523%, meaning that over this time period USHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USOF is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USOF is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the price of the futures contract on light, sweet crude oil traded on the NYMEX, less USOF’s expenses. USOF’s units began trading on April 10, 2006 and are offered on a continuous basis. USOF may invest in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by USOF from its authorized purchasers was $29,768,357,474; the total number of authorized purchasers of USOF was 22; the number of baskets purchased by authorized purchasers of USOF was 6,231; the number of baskets redeemed by authorized purchasers of USOF was 5,842; and the aggregate amount of units purchased was 623,100,000. For more information on the performance of USOF, see the Performance Tables below.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to May 31, 2011, the simple average daily change in its benchmark oil futures contract was -0.012%, while the simple average daily change in the NAV of USOF over the same time period was -0.009%. The average daily difference was -0.003%

(or -0.3 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 0.980%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12OF is a commodity pool and issues units traded on the NYSE Arca. The investment objective of US12OF is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the changes in the average of the prices of 12 futures contracts on light, sweet crude oil traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, less US12OF’s expenses. US12OF’s units began trading on December 6, 2007 and are offered on a continuous basis. US12OF may invest in a mixture of listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by US12OF from its authorized purchasers was $357,382,592; the total number of authorized purchasers of US12OF was 10; the number of baskets purchased by authorized purchasers of US12OF was 106; the number of baskets redeemed by authorized purchasers of US12OF was 56 and the aggregate amount of units purchased was 10,600,000.

Since the commencement of the offering of US12OF units to the public on December 6, 2007 to May 31, 2011, the simple average daily change in the average price of its benchmark futures contracts was 0.021%, while the simple average daily change in the NAV of US12OF over the same time period was 0.021%. The average daily difference was -0.001% (or -0.1 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was -0.215%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USNG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USNG is for the changes in percentage terms of its units’ NAV to reflect the changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the changes in the price of the futures contract for natural gas traded on the NYMEX, less USNG’s expenses. USNG’s units began trading on April 18, 2007 and are offered on a continuous basis. USNG may invest in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by USNG from its authorized purchasers was $13,079,575,190; the total number of authorized purchasers of USNG was 17; the number of baskets purchased by authorized purchasers of USNG was 9,901; the number of baskets redeemed by authorized purchasers of USNG was 5,942; and the aggregate amount of units purchased was 990,100,000.

Since the commencement of the offering of USNG units to the public on April 18, 2007 to May 31, 2011, the simple average daily change in its benchmark futures contract was -0.158% while the simple average daily change in the NAV of USNG over the same time period was -0.158%. The average daily difference was 0.00% (or -0.01 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.257%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USSO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USSO is for the daily changes in percentage terms of its units’ NAV to inversely reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma as measured by the changes in the price of the futures contract for light, sweet crude oil traded on the NYMEX, less USSO’s expenses. USSO’s units began trading on September 24, 2009 and are offered on a continuous basis. USSO may invest in short positions in listed crude oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by USSO from its authorized purchasers was $48,255,371; the total number of authorized purchasers of USSO was 12; the number of baskets purchased by authorized purchasers of USSO was 11; the number of baskets redeemed by authorized purchasers of USSO was 8; and the aggregate amount of units purchased was 1,100,000.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to May 31, 2011, the inverse of the simple average daily change in its benchmark futures contract was -0.051%, while the simple average daily change in the NAV of USSO over the same time period was -0.056%. The average daily difference was -0.107% (or -10.7 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -1.631%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

US12NG is a commodity pool and issues units traded on the NYSE Arca. The investment objective of US12NG is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of natural gas delivered at the Henry Hub, Louisiana, as measured by the changes in the average of the prices of 12 futures contracts on natural gas traded on the NYMEX, consisting of the near month contract to expire and the contracts for the following 11 months, for a total of 12 consecutive months’ contracts, less US12NG’s expenses. US12NG’s units began trading on November 18, 2009 and are offered on a continuous basis. US12NG may invest in a mixture of listed natural gas futures contracts, other non-listed natural gas related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by US12NG from its authorized purchasers was $81,572,038; the total number of authorized purchasers of US12NG was 6; the number of baskets purchased by authorized purchasers of US12NG was 19; the number of baskets redeemed by authorized purchasers of US12NG was 8; and the aggregate amount of units purchased was 1,900,000.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to May 31, 2011, the simple average daily change in the average price of its benchmark futures contracts was -0.074%, while the simple average daily change in the NAV of US12NG over the same time period was -0.077%. The average daily difference was -0.004% (or -0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was -0.598%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USBO is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USBO is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the spot price of Brent crude oil as measured by the changes in the price of the futures contract for Brent crude oil traded on the ICE Futures, less USBO’s expenses. USBO’s units began trading on June 2, 2010 and are offered on a continuous basis. USBO may invest in a mixture of listed oil futures contracts, other non-listed oil related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by USBO from its authorized purchasers was $69,009,256; the total number of authorized purchasers of USBO was 6; the number of baskets purchased by authorized purchasers of USBO was 10; the number of baskets redeemed by authorized purchasers of USBO was 5; and the aggregate amount of units purchased was 1,000,000.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to May 31, 2011, the simple average daily change in its benchmark futures contract was 0.193%, while the simple average daily change in the NAV of USBO over the same time period was 0.189%. The average daily difference was -0.004% (or -0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -1.133%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

USCI is a commodity pool and issues units traded on the NYSE Arca. The investment objective of USCI is for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the

Commodity Index, less USCI’s expenses. USCI’s units began trading on August 10, 2010 and are offered on a continuous basis. USCI may invest in a mixture of listed futures contracts, other non-listed related investments, Treasuries, cash and cash equivalents. As of May 31, 2011, the total amount of money raised by USCI from its authorized purchasers was $491,331,136; the total number of authorized purchasers of USCI was 5; the number of baskets purchased by authorized purchasers of USCI was 74; the number of baskets redeemed by authorized purchasers of USCI was 4; and the aggregate amount of units purchased was 7,400,020.

Since the commencement of the offering of USCI units to the public on August 10, 2010 to May 31, 2011, the simple average daily change in the Commodity Index was 0.159%, while the simple average daily change in the NAV of USCI over the same time period was 0.154%. The average daily difference was -0.005% (or -0.5 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was -0.282%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The Sponsor has filed a registration statement for three other exchange-traded security funds, USMI, USAI and USCUI, each of which is a series of the Trust. The investment objective of USMI will be for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the Metals Index, less USMI’s expenses. The investment objective of USAI will be for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the Agriculture Index, less USAI’s expenses. The investment objective of USCUI will be for the daily changes in percentage terms of its units’ NAV to reflect the daily changes in percentage terms of the Copper Index, less USCUI’s expenses.

The table below shows the relationship between the trading prices of the units of UGA and each of the Related Public Funds and the daily NAV of such fund, since inception through May 31, 2011. The first row shows the average amount of the variation between the Related Public Fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. Management of the General Partner believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concern relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USO	UNG	USL	UGA	UHN	DNO	UNL	BNO	USCI
Average Difference	$(0.0036)	$0.1360	$(0.0483)	$0.0058	$0.0057	$0.0012	$0.0082	$(0.0700)	$0.1200
Max Premium %	3.88%	9.47%	4.11%	6.29%	5.75%	2.97%	3.23%	2.06%	2.03%
Max Discount %	-4.51%	-2.42%	-9.72%	-4.50%	-3.85%	-5.39%	-6.52%	-3.13%	-1.15%

There are significant differences between investing in the Funds and the Related Public Funds and investing directly in the futures market. The Sponsor’s results with UGA and the Related Public Funds may not be representative of results that may be experienced with a fund directly investing in futures contracts or other managed funds investing in futures contracts. Moreover, given the different investment objectives of UGA and the Related Public Funds, the performance of UGA may not be representative of the results that may be experienced by the other Related Public Funds. For more information on the performance of the Related Public Funds see the Performance Tables below.

Performance of the Related Public Funds

UGA:

Experience in Raising and Investing in UGA through May 31, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$3,431,000,000
Dollar Amount Raised	$252,191,077
Organizational and Offering Expenses:**
SEC registration fee	$184,224
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$192,407
Printing expenses	$44,881
Length of UGA Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through August 31, 2009, initial offering costs and a portion of ongoing expenses were paid for by the General Partner. Following August 31, 2009, UGA has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by UGA through May 31, 2011 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$1,217,975
Amount Paid or Accrued in Portfolio Brokerage Commissions	$196,986
Other Amounts Paid or Accrued*	$826,622
Total Expenses Paid or Accrued	$2,241,583
Expenses Waived**	$(426,735)
Total Expenses Paid or Accrued Including Expenses Waived	$1,814,848

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of UGA’s NAV, on an annualized basis, through at least June 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by UGA through May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.10% annualized
Other Amounts Paid or Accrued	0.41% annualized
Total Expenses Paid or Accrued	1.10% annualized
Expenses Waived	(0.21)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.89% annualized
UGA Performance:
Name of Commodity Pool	UGA
Type of Commodity Pool	Exchange traded security
Inception of Trading	February 26, 2008
Aggregate Subscriptions (from inception through May 31, 2011)	$252,191,077
Total Net Assets as of May 31, 2011	$141,612,619
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of May 31, 2011	$50.58
Worst Monthly Percentage Draw-down:	Oct 2008 (38.48)%
Worst Peak-to-Valley Draw-down	June 2008 – Dec 2008 (69.02)%
Number of Unitholders (as of December 31, 2010)	23,115

COMPOSITE PERFORMANCE DATA FOR UGA

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

		Rates of Return*
Month	2008	2009	2010	2011
January		16.23%	-7.47%	2.19%
February	0.56%**	0.26%	7.33%	9.52%
March	2.39%	2.59%	5.42%	7.16%
April	10.94%	2.07%	3.15%	10.45%
May	15.60%	30.41%	-15.54%	-9.21%
June	4.80%	1.65%	1.93%
July	12.79%	6.24%	2.95%
August	3.88%	-3.71%	-10.42%
September	9.36%	-3.38%	9.45%
October	38.48%	10.96%	2.19%
November	21.35%	1.00%	8.19%
December	-15.72%	0.55%	11.33%

Annual Rate of Return	-59.58%	80.16%	15.52%	20.26	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008
***	Through May 31, 2011

USHO:

Experience in Raising and Investing in USHO through May 31, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,940,500,000
Dollar Amount Raised	$30,497,990
Organizational and Offering Expenses:**
SEC registration fee	$142,234
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$127,303
Printing expenses	$31,751
Length of USHO Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through August 31, 2009, the initial offering costs and a portion of expenses were paid for by the General Partner. Following August31, 2009, USHO has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by USHO through May 31, 2011 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$203,365
Amount Paid or Accrued in Portfolio Brokerage Commissions	$34,038
Other Amounts Paid or Accrued*	$697,300
Total Expenses Paid or Accrued:	$934,702
Expenses Waived**	$(626,581)
Total Expenses Paid or Accrued Including Expenses Waived	$308,121

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USHO’s NAV, on an annualized basis, through at least June 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USHO through May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.10% annualized
Other Amounts Paid or Accrued	2.06% annualized
Total Expenses Paid or Accrued	2.76% annualized
Expenses Waived	(1.85)% annualized
Total Expenses Paid Including Expenses Waived	0.91% annualized
USHO Performance:
Name of Commodity Pool	USHO
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 9, 2008
Aggregate Subscriptions (from inception through May 31, 2011)	$30,497,990
Total Net Assets as of May 31, 2011	$7,038,009
Initial NAV Per Unit as of Inception	$50.00
NAV per Unit as of May 31, 2011	$35.19
Worst Monthly Percentage Draw-down	Oct 2008 (28.63)%
Worst Peak-to-Valley Draw-down	June 2008 – Feb 2009 (69.17%)
Number of Unitholders (as of December 31, 2010)	2,539

COMPOSITE PERFORMANCE DATA FOR USHO

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

		Rates of Return*
Month	2008	2009	2010	2011
January		0.05%	-10.17%	7.58%
February		-11.34%	5.78%	6.98%
March		6.73%	6.42%	5.45%
April	2.84%**	-3.85%	5.13%	4.75%
May	15.93%	23.13%	-14.14%	-7.17%
June	5.91%	4.55%	-0.40%
July	12.18%	0.39%	2.48%
August	8.41%	-2.71%	-5.88%
September	9.77%	-0.48%	12.75%
October	28.63%	7.60%	-2.20%
November	18.38%	0.19%	2.97%
December	-17.80%	2.23%	8.75%

Annual Rate of Return	-56.12%	25.52%	8.28%	18.01	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
***	Through May 31, 2011

USOF:

Experience in Raising and Investing in USOF Through May 31, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$71,257,630,000
Dollar Amount Raised	$29,768,357,474
Organizational and Offering Expenses:**
SEC registration fee	$2,485,175
FINRA registration fee	$604,000
Listing fee	$5,000
Auditor’s fees and expenses	$77,850
Legal fees and expenses	$1,681,130
Printing expenses	$1,681,130
Length of USOF offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USOF:

Expenses paid by USOF through May 31, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$32,887,713
Amount Paid or Accrued in Portfolio Brokerage Commissions	$10,020,277
Other Amounts Paid or Accrued*	$11,492,861
Total Expenses Paid or Accrued	$54,400,851

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fee, tax reporting fees and miscellaneous expenses.

Expenses paid by USOF through May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.46% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.14% annualized
Other Amounts Paid or Accrued	0.16% annualized
Total Expenses Paid or Accrued	0.76% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.76% annualized
USOF Performance:
Name of Commodity Pool	USOF
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 10, 2006
Aggregate Subscriptions (from inception through May 31, 2011	$29,768,357,474
Total Net Assets as of May 31, 2011	$1,515,956,729
Initial NAV per Unit as of Inception	$67.39
NAV per Unit as of May 31, 2011	$40.53
Worst Monthly Percentage Draw-down	Oct 2008 (31.57)%
Worst Peak-to-Valley Draw-down	June 2008 – Feb 2009 (75.84)%
Number of Unitholders (as of December 31, 2010)	176,111

COMPOSITE PERFORMANCE DATA FOR USOF

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

			Rates of Return*
Month	2006	2007	2008	2009	2010	2011
January		6.55%	4.00%	-14.60%	-8.78%	-0.62%
February		5.63%	11.03%	-6.55%	8.62%	1.21%
March		4.61%	0.63%	7.23%	4.61%	8.78%
April	3.47%**	-4.26%	12.38%	-2.38%	2.04%	6.12%
May	-2.91%	-4.91%	12.80%	26.69%	-17.96%	-10.43%
June	3.16%	9.06%	9.90%	4.16%	0.47%
July	-0.50%	10.57%	-11.72%	-2.30%	3.57%
August	-6.97%	-4.95%	-6.75%	-1.98%	-9.47%
September	-11.72%	12.11%	-12.97%	0.25%	8.97%
October	-8.45%	16.98%	-31.57%	8.43%	0.89%
November	4.73%	-4.82%	-20.65%	-0.51%	2.53%
December	-5.21%	8.67%	-22.16%	-0.03%	8.01%

Annual Rate of Return	-23.03%	46.17%	-54.75%	14.14%	-0.49%	4.00	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 10, 2006
***	Through May 31, 2011

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as of a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the NAV per unit had increased by $2 in March, the January – February drawdown would have ended as of the end of February at the $2 level.

US12OF:

Experience in Raising and Investing US12OF through May 31, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered	$3,718,000,000
Dollar Amount Raised	$357,382,592
Organizational and Offering Expenses:**
SEC registration fee	$129,248
FINRA registration fee	$151,000
Listing fee	$5,000
Auditor’s fees and expenses	$10,700
Legal fees and expenses	$258,912
Printing expenses	$44,402
Length of US12OF Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through March 31, 2009, a portion of these expenses was paid for by an affiliate of the General Partner in connection with the public offering. Following March 31, 2009, US12OF has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by US12OF through May 31, 2011 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$2,439,215
Amount Paid or Accrued in Portfolio Brokerage Commissions	$84,429
Other Amounts Paid or Accrued*	$1,361,555
Total Expenses Paid or Accrued	$3,885,199
Expenses Waived**	$(108,247)
Total Expenses Paid or Accrued Including Expenses Waived	$3,776,953

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12OF’s NAV, on an annualized basis, through March 31, 2009, after which date payment was no longer necessary. The General Partner has no obligation to continue such payment in subsequent periods.

Expenses paid by US12OF through May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.02% annualized
Other Amounts Paid or Accrued	0.37% annualized
Total Expenses Paid or Accrued	0.99% annualized
Expenses Waived	(0.06)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.93% annualized
US12OF Performance:
Name of Commodity Pool	US12OF
Type of Commodity Pool	Exchange traded security
Inception of Trading	December 6, 2007
Aggregate Subscriptions (from inception through May 31, 2011)	$357,382,592
Total Net Assets as of May 31, 2011	$233,998,710
Initial NAV per Unit as of Inception:	$50.00
NAV per Unit as of May 31, 2011	$46.80
Worst Monthly Percentage Draw-down:	Oct 2008 (29.59)%
Worst Peak-to-Valley Draw-down:	Jun 2008 – Feb 2009 (66.97)%
Number of Unitholders (as of December 31, 2010)	13,837

COMPOSITE PERFORMANCE DATA FOR US12OF

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

				Rates of Return*
Month	2007		2008	2009	2010	2011
January			-2.03%	-7.11%	-8.40%	3.38%
February			10.48%	-4.34%	6.73%	1.89%
March			-0.66%	9.22%	4.16%	7.30%
April			11.87%	-1.06%	6.37%	5.94%
May			15.47%	20.40%	-15.00%	-8.91%
June			11.59%	4.51%	-1.00%
July			-11.39%	1.22%	4.16%
August			-6.35%	-2.85%	-5.92%
September			-13.12%	-0.92%	7.02%
October			-29.59%	8.48%	0.05%
November			-16.17%	2.31%	1.86%
December	8.46	%**	-12.66%	-1.10%	9.10%

Annual Rate of Return	8.46		-42.39%	29.23%	6.29%	9.07	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from December 6, 2007
***	Through May 31, 2011

USNG:

Experience in Raising and Investing in USNG through May 31, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$24,056,500,000
Dollar Amount Raised	$13,079,575,190
Organizational and Offering Expenses:**
SEC registration fee	$1,341,530
FINRA registration fee	$377,500
Listing fee	$5,000
Auditor’s fees and expenses	$39,350
Legal fees and expenses	$621,670
Printing expenses	$76,946
Length of USNG Offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	Through April 18, 2007, these expenses were paid for by the General Partner. Following April 18, 2007, USNG has recorded these expenses.

Compensation to the General Partner and Other Compensation

Expenses paid by USNG through May 31, 2011 in dollar terms:

Expenses:	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$40,952,239
Amount Paid or Accrued in Portfolio Brokerage Commissions	$21,952,714
Other Amounts Paid or Accrued*	$22,403,721
Total Expenses Paid or Accrued	$85,308,674

*	Includes expenses relating to the registration of additional units, legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.

Expenses paid by USNG through May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses:	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.54% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.29% annualized
Other Amounts Paid or Accrued	0.29% annualized
Total Expenses Paid or Accrued	0.98% annualized
USNG Performance:
Name of Commodity Pool	USNG
Type of Commodity Pool	Exchange traded security
Inception of Trading	April 18, 2007
Aggregate Subscriptions (from inception through May 31, 2011)	$13,079,575,190
Total Net Assets as of May 31, 2011	$2,010,345,733
Initial NAV per Unit as of Inception:	$50.00
NAV per Unit as of May 31, 2011	$11.85
Worst Monthly Percentage Draw-down:	July 2008 (32.13)%
Worst Peak-to-Valley Draw-down:	June 2008 – Feb 2011 (91.39)%
Number of Unitholders (as of December 31, 2010)	393,887

COMPOSITE PERFORMANCE DATA FOR USNG

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

			Rates of Return*
Month	2007	2008	2009	2010	2011
January		8.87%	-21.49%	-7.65%	-0.17%
February		15.87%	-5.47%	-6.02%	-10.02%
March		6.90%	-11.81%	-21.02%	6.68%
April	4.30%**	6.42%	-13.92%	-0.87%	5.39%
May	-0.84%	6.53%	10.37%	8.19%	-2.23%
June	-15.90%	13.29%	-4.63%	5.14%
July	-9.68%	-32.13%	-8.70%	6.43%
August	-13.37%	-13.92%	-27.14%	-22.95%
September	12.28%	-9.67%	26.03%	-3.13%
October	12.09%	-12.34%	-13.31%	-5.83%
November	-16.16%	-6.31%	-11.86%	-1.37%
December	0.75%	-14.32%	13.91%	4.53%

Annual Rate of Return	-27.64%	-35.68%	-56.73%	-40.42%	-1.25	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 18, 2007
***	Through May 31, 2011

USSO:

Experience in Raising and Investing in USSO Through May 31, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,250,000,000
Dollar Amount Raised	$48,255,371
Organizational and Offering Expenses:**
SEC registration fee	$49,125
FINRA registration fee	$55,000
Listing fee	$5,000
Auditor’s fees and expenses	$0
Legal fees and expenses	$408,335
Printing expenses	$0
Length of USSO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USSO:

Expenses paid by USSO through May 31, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$135,509
Amount Paid or Accrued in Portfolio Brokerage Commissions	$30,693
Other Amounts Paid or Accrued*	$495,674
Total Expenses Paid or Accrued	$661,875
Expenses Waived**	$(451,450)
Total Expenses Paid or Accrued Including Expenses Waived	$210,425

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USSO’s NAV, on an annualized basis, through at least June 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USSO through May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.60% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.14% annualized
Other Amounts Paid or Accrued	2.20% annualized
Total Expenses Paid or Accrued	2.94% annualized
Expenses Waived	(2.00)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.93% annualized
USSO Performance:
Name of Commodity Pool	USSO
Type of Commodity Pool	Exchange traded security
Inception of Trading	September 24, 2009
Aggregate Subscriptions (from inception through May 31, 2011)	$48,255,371
Total Net Assets as of May 31, 2011	$11,026,441
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of May 31, 2011	$36.75
Worst Monthly Percentage Draw-down	Feb 2010 (8.94)%
Worst Peak-to-Valley Draw-down	Aug 2010 – Apr 2011 (21.84)%
Number of Unitholders (as of December 31, 2010)	1,389

COMPOSITE PERFORMANCE DATA FOR USSO

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009	2010	2011
January		9.05%	-0.64%
February		-8.94%	-1.94%
March		-4.92%	-8.89%
April		-2.50%	-6.27%
May		20.18%	9.28%
June		-1.42%
July		-4.17%
August		9.61%
September	-2.90%**	-8.75%
October	-8.65%	-1.59%
November	-0.25%	-3.18%
December	-0.57%	-7.74%

Annual Rate of Return	-12.02%	-8.12%	-9.08	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009.
***	Through May 31, 2011

US12NG:

Experience in Raising and Investing in US12NG Through May 31, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$1,500,000,000
Dollar Amount Raised	$81,572,038
Organizational and Offering Expenses:**
SEC registration fee	$80,910
FINRA registration fee	$70,000
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$202,011
Printing expenses	$31,588
Length of US12NG offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation US12NG:

Expenses paid by US12NG through May 31, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$370,775
Amount Paid or Accrued in Portfolio Brokerage Commissions	$22,910
Other Amounts Paid or Accrued*	$453,499
Total Expenses Paid or Accrued	$847,185
Expenses Waived**	$(370,823)
Total Expenses Paid or Accrued Including Expenses Waived	$476,362

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of US12NG’s NAV, on an annualized basis, through at least June 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by US12NG through May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.71% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.04% annualized
Other Amounts Paid or Accrued	0.87% annualized
Total Expenses Paid or Accrued	1.62% annualized
Expenses Waived	(0.71)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.91% annualized
US12NG Performance:
Name of Commodity Pool	US12NG
Type of Commodity Pool	Exchange traded security
Inception of Trading	November 18, 2009
Aggregate Subscriptions (from inception through May 31, 2011)	$81,572,038
Total Net Assets as of May 31, 2011	$38,157,396
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of May 31, 2011	$34.69
Worst Monthly Percentage Draw-down	March 2010 (15.47)%
Worst Peak-to-Valley Draw-down	Jan 2010 – Feb 2011 (39.47)%
Number of Unitholders (as of December 31, 2010)	4,575

COMPOSITE PERFORMANCE DATA FOR US12NG

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

		Rates of Return*
Month	2009	2010	2011
January		-5.93%	-0.68%
February		-5.18%	-6.49%
March		-15.47%	5.32%
April		0.07%	3.53%
May		3.11%	-2.23%
June		1.27%
July		-0.05%
August		-13.53%
September		-6.23%
October		-1.78%
November	-0.02%**	-0.92%
December	7.56%	4.88%

Annual Rate of Return	7.54%	-34.83%	-1.00	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009.
***	Through May 31, 2011

USBO:

Experience in Raising and Investing in USBO Through May 31, 2100

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$69,009,256
Organizational and Offering Expenses:**
SEC registration fee	$139,500
FINRA registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$268,670
Printing expenses	$39,072
Length of USBO offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the General Partner.

Compensation to the General Partner and Other Compensation USBO:

Expenses paid by USBO through May 31, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to General Partner	$154,711
Amount Paid or Accrued in Portfolio Brokerage Commissions	$15,640
Other Amounts Paid or Accrued*	$211,284
Total Expenses Paid or Accrued	$381,635
Expenses Waived**	$(178,449)
Total Expenses Paid or Accrued Including Expenses Waived	$203,186

*	Includes expenses relating to legal fees, auditing fees, printing expenses, printing expenses, tax reporting fees, prepaid insurance expenses and miscellaneous expenses and fees and expenses paid to the independent directors of the General Partner.
**	The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USBO’s NAV, on an annualized basis, through at least June 30, 2011. The General Partner has no obligation to continue such payment into subsequent periods.

Expenses paid by USBO May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to General Partner	0.75% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.08% annualized
Other Amounts Paid or Accrued	1.03% annualized
Total Expenses Paid or Accrued	1.86% annualized
Expenses Waived	(0.87)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	0.99% annualized
USBO Performance:
Name of Commodity Pool	USBO
Type of Commodity Pool	Exchange traded security
Inception of Trading	June 2, 2010
Aggregate Subscriptions (from inception through May 31, 2011)	$69,009,256
Total Net Assets as of May 31, 2011	$38,856,826
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of May 31, 2011	$77.71
Worst Monthly Percentage Draw-down	May 2011 (7.17)%
Worst Peak-to-Valley Draw-down	April 2011 – May 2011 (7.17)%
Number of Unitholders (as of December 31, 2010)	141

COMPOSITE PERFORMANCE DATA FOR USBO PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011
January		6.61%
February		10.42%
March		4.92%
April		7.44%
May		-7.17%
June	1.94%**
July	3.83%
August	-4.84%
September	9.79%
October	0.61%
November	3.00%
December	10.09%

Annual Rate of Return	26.16%	23.19	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from June 2, 2010.
***	Through May 31, 2011

USCI:

Experience in Raising and Investing in USCI Through May 31, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Dollar Amount Offered*	$2,500,000,000
Dollar Amount Raised	$491,331,136
Organizational and Offering Expenses:**
SEC registration fee	$178,247
FINRA registration fee	$75,500
Listing fee	$5,000
Auditor’s fees and expenses	$2,500
Legal fees and expenses	$625,066
Printing expenses	$50,395
Length of USCI offering	Continuous

*	Reflects the offering price per unit set forth on the cover page of the registration statement registering such units filed with the SEC.
**	These expenses were paid for by the Sponsor.

Compensation to the Sponsor and Other Compensation USCI:

Expenses paid by USCI through May 31, 2011 in Dollar Terms:

Expenses	Amount in Dollar Terms
Amount Paid or Accrued to Sponsor	$1,471,426
Amount Paid or Accrued in Portfolio Brokerage Commissions	$190,553
Other Amounts Paid or Accrued*	$299,940
Total Expenses Paid or Accrued	$1,961,919
Expenses Waived**	$(88,303)
Total Expenses Paid or Accrued Including Expenses Waived	$1,873,616

*	Includes expenses relating to legal fees, auditing fees, printing expenses, licensing fees, tax reporting fees and miscellaneous expenses.
**	The Sponsor, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceeded 0.15% (15 basis points) of USCI’s NAV, on an annualized basis, through at least March 31, 2011. The Sponsor has no obligation to continue such payment into subsequent periods.

Expenses paid by USCI through May 31, 2011 as a Percentage of Average Daily Net Assets:

Expenses	Amount As a Percentage of Average Daily Net Assets
Amount Paid or Accrued to Sponsor	0.95% annualized
Amount Paid or Accrued in Portfolio Brokerage Commissions	0.12% annualized
Other Amounts Paid or Accrued	0.20% annualized
Total Expenses Paid or Accrued	1.27% annualized
Expenses Waived	(0.06)% annualized
Total Expenses Paid or Accrued Including Expenses Waived	1.21% annualized
USCI Performance:
Name of Commodity Pool	USCI
Type of Commodity Pool	Exchange traded security
Inception of Trading	August 10, 2010
Aggregate Subscriptions (from inception through May 31, 2011)	$491,331,136
Total Net Assets as of May 31, 2011	$472,990,469
Initial NAV per Unit as of Inception	$50.00
NAV per Unit as of May 31, 2011	$67.57
Worst Monthly Percentage Draw-down	May 2011 (5.77)%
Worst Peak-to-Valley Draw-down	April 2011 – May 2011 (5.77)%
Number of Unitholders (as of December 31, 2010)	5,456

COMPOSITE PERFORMANCE DATA FOR USCI

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011
January		4.01%
February		5.27%
March		-0.14%
April		1.89%
May		-5.77%
June
July
August	-0.04%**
September	8.40%
October	6.29%
November	0.76%
December	10.91%

Annual Rate of Return	28.72%	4.99	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010.
***	Through May 31, 2011